As Filed With The Securities And Exchange Commission On March 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

JANUS CAPITAL GROUP INC.

(Exact Name of registrant as specified in its charter)

Delaware	43-1804048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Detroit Street
Denver, Colorado 80206
(303) 333-3863

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David W. Grawemeyer, Esq.
Executive Vice President and General Counsel
Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206
(303) 333-3863

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael L. Hermsen, Esq.

Jennifer J. Carlson, Esq.
Mayer Brown LLP

71 South Wacker Drive
Chicago, IL 60606

(312) 782-0600
(312) 701—7711 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, preferred stock and debt securities		(1)(2)		(1)(2)		(1)(2)		(3)

(1)          Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (3) below.

(2)          An indeterminate aggregate initial offering price or number of common stock, preferred stock and debt securities of Janus Capital Group Inc. is being registered as may from time to time be issued at indeterminate prices.

(3)         In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS

JANUS CAPITAL GROUP INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•                  common stock;

•                  preferred stock; and

•                  debt securities.

Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol of “JNS.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “we,” “us,” “our,” and “Janus” refer to Janus Capital Group Inc. and its subsidiaries, unless otherwise specified.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities in one or more offerings described in this prospectus. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information, with the SEC. These reports, proxy statements and other information can be read and copied upon payment of a duplication fee at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information are also available through the Investor Relations section of our website (http://ir.janus.com). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed (but not information that is furnished) with the SEC subsequent to the initial filing of the registration statement and prior to the termination of the offering of the securities will automatically be deemed to update and supersede this information. The following documents have been filed by us (File No. 001-15253) with the SEC and are incorporated by reference into this prospectus:

•                  The Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016;

•                  The Current Report on Form 8-K filed with the SEC on March 4, 2016; and

•                  The description of our common stock contained in exhibit 99.1 of its Registration Statement on Form 10 (File No. 001-15253) filed on June 15, 2000, pursuant to Section 12 of the Exchange Act, including any amendments or supplements filed for the purpose of updating such descriptions.

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In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents that are furnished and not deemed to be filed) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, (303) 333-3863, Attention: Investor Relations.

FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this prospectus include, but are not limited to, risks, uncertainties, assumptions and factors specified in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other filings and furnishings made by us with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this prospectus may not occur. Many of these factors are beyond the control of us and our management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date on which such statements are made. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by applicable law or regulation.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
(dollars in millions)	2015	2014	2013	2012	2011

Pretax income from continuing operations, excluding equity in earnings of unconsolidated affiliates	$253.3	$257.7	$195.5	$176.6	$232.8

Interest expense	27.7	33.1	41.1	45.0	51.0

Portion of rents representative of an appropriate interest factor	6.0	5.7	5.5	5.2	5.9

Income as adjusted	$287.0	$296.5	$242.1	$226.8	$289.7

Fixed charges:

Interest expense on indebtedness	$23.4	$26.9	$33.1	$35.7	$48.8

Amortized premiums, discounts and capitalized expenses related to indebtness	4.3	6.2	8.0	9.3	2.2

Portion of rents representative of an appropriate interest factor	6.0	5.7	5.5	5.2	5.9

Total fixed charges	$33.7	$38.8	$46.6	$50.2	$56.9

Ratio of Earnings to Fixed Charges	8.52	7.64	5.20	4.52	5.09

These ratios include us and our subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

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LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Janus Capital Group Inc.’s (the “Company”) Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Janus is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Janus has entered into indemnification agreements with certain of its officers and directors. Such indemnification agreements are intended to supplement our officers’ and directors’ liability insurance and to provide our officers and directors with specific contractual assurance that the protection provided by our amended and restated certificate of incorporation will continue to be available regardless of, among other things, an amendment to our amended and restated certificate of incorporation or a change in management or control of Janus. Such indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in such capacities. Such indemnification agreements provide a mechanism for court relief if indemnification or expense advances are denied or not received within the periods specified in such agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under such indemnification agreements and for certain other matters.

Our amended and restated certificate of incorporation provides that each person who was or is or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of Janus (or is or was serving at the request of Janus as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by Janus, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

Our amended and restated certificate of incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of our amended and restated certificate of incorporation or our amended and restated bylaws, agreement or otherwise.

Our amended and restated certificate of incorporation provides that Janus will indemnify its directors for monetary damages to Janus and its stockholders for any breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

The exhibits to this registration statement are listed in the Exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)                                  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 10, 2016.

JANUS CAPITAL GROUP INC.

By:	/s/ Jennifer J. McPeek

Name:	Jennifer J. McPeek
Title:	Executive Vice President and Chief Financial Officer

* * * * *

POWER OF ATTORNEY

Each of the undersigned directors and officers of the registrant hereby severally constitute and appoint each of Jennifer J. McPeek and David W. Grawemeyer, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

* * * * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated as of the 10th day of March, 2016.

Signature	Title

/s/ Richard M. Weil
Richard M. Weil	Director and Chief Executive Officer

/s/ Jennifer J. McPeek
Jennifer J. McPeek	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
/s/ Brennan A. Hughes
Brennan A. Hughes	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Glenn Schafer
Glenn Schafer	Chairman of the Board

Timothy K. Armour	Director

/s/ G. Andrew Cox
G. Andrew Cox	Director

/s/ Jeffrey J. Diermeier
Jeffrey J. Diermeier	Director

/s/ Eugene Flood Jr.
Eugene Flood Jr. /s/ J. Richard Fredericks	Director
J. Richard Fredericks	Director

/s/ Deborah R. Gatzek
Deborah R. Gatzek	Director

/s/ Lawrence E. Kochard
Lawrence E. Kochard	Director

/s/ Arnold Pinkston
Arnold Pinkston	Director

/s/ Billie I. Williamson
Billie I. Williamson	Director

/s/ Tatsusaburo Yamamoto
Tatsusaburo Yamamoto	Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement for Debt Securities to be filed as an Exhibit to a Current Report on Form 8-K or other applicable report of Janus, as applicable, to be incorporated by reference herein.

1.2

Form of Underwriting Agreement for Shares of Common Stock and/or Preferred Stock to be filed as an Exhibit to a Current Report on Form 8-K or other applicable report of Janus, as applicable, to be incorporated by reference herein.

4.1

Senior Indenture dated November 6, 2001 between Janus (formerly known as Stilwell Financial Inc.) and The Bank of New York Trust Company, N.A. (as successor trustee/custodian to The Chase Manhattan Bank) (incorporated by reference to Exhibit 4.1 to Janus’ Current Report on Form 8-K filed on November 7, 2001).

4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to Janus’ registration statement on Form S-3, filed on September 18, 2001, File No. 333-69578).

4.3	Form of certificate representing Janus common stock (incorporated by reference to Exhibit 4.1 to Janus’ Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

4.4	Amended and Restated Certificate of Incorporation of Janus (incorporated by reference to Exhibit 3.1.1 to Janus’ Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

4.5

Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2012 (incorporated by reference from Exhibit 3.1 to Janus’ Current Report on Form 8-K filed on May 18, 2012).

4.6	Bylaws of Janus, as Amended and Restated, on October 21, 2008 (incorporated by reference from Exhibit 3.1 to Janus’ Form 10-Q for the quarterly period ended September 30, 2008, File No. 001-15253).

4.7.	First Amendment to the Amended and Restated Bylaws of Janus (incorporated by reference from Exhibit 3.2 to Janus’s Current Report on Form 10-K, dated May 18, 2012, File No. 001-15253).

4.8

Certificate of Designation establishing Janus’ Series A Preferred Stock (incorporated by reference to Exhibit 3.1.2 to Janus’ Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

4.9

Form of Certificate of Designation establishing any other series of preferred stock to be filed as an exhibit to a Current Report on Form 8-K or other applicable report of Janus, as applicable, to be incorporated by reference herein.

5.1	Opinion of Mayer Brown LLP.

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Janus’ Annual Report on Form 10-K, filed on February 24, 2016).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1.